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                                                                EXHIBIT 10.35

                            SEVENTH AMENDMENT TO
                     REVOLVING CREDIT AND LOAN AGREEMENT


     This SEVENTH AMENDMENT TO REVOLVING CREDIT AND LOAN AGREEMENT ("Seventh Amendment") is dated as of June 27, 1997, and is among MEDAR, INC., a Michigan corporation (the "Company"), and INTEGRAL VISION LTD., a corporation established under the laws of the United Kingdom ("Integral"), as Borrowers, and NBD BANK, a Michigan banking corporation ("NBD"). This Seventh Amendment amends the Revolving Credit and Loan Agreement dated as of August 10, 1995 (as amended, the "Loan Agreement"), as amended by the First Amendment to Revolving Credit and Loan Agreement dated October 12, 1995 (the "First Amendment"), the Second Amendment to Revolving Credit and Loan Agreement dated October 31, 1995 (the "Second Amendment"), the Third Amendment to Revolving Credit and Loan Agreement dated as of March 29, 1996 ("Third Amendment"), the Fourth Amendment to Revolving Credit and Loan Agreement dated as of August 11, 1996 ("Fourth Amendment"), the Fifth Amendment to Revolving Credit and Loan Agreement dated as of February 27, 1997 ("Fifth Amendment"), and the Sixth Amendment to Revolving Credit and Loan Agreement dated as of March 28, 1997 ("Sixth Amendment"), among the Company, Integral and NBD. The original Loan Agreement and the first four amendment also had as a party a former subsidiary of the Company, Integral Vision-AID, Inc., a Michigan corporation ("AID") (successor by merger to Integral Vision-Aid, Inc., an Ohio corporation, formerly known as Automatic Inspection Devices, Inc.). AID has since been merged into the Company and no longer exists as a separate corporation. The Company and Integral are collectively referred to as the "Borrowers" and individually as a "Borrower". Capitalized terms not otherwise defined in this Seventh Amendment shall have the meanings given to them in the Loan Agreement.

     WHEREAS, NBD has agreed to increase the Bridge Loan to $3,000,000, while the Borrowers seek additional equity or subordinated debt, pursuant to the terms and conditions of this Seventh Amendment.

     NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties agree as follows:

          1. Increased Bridge Loan. Section 2.7 of the Loan Agreement is hereby amended in its entirety to read as follows:

          2.7 Bridge Loan to the Borrowers. Subject to the terms and conditions of the Loan Agreement, the Fifth Amendment and the Seventh Amendment, NBD will increase the amount of its short term loan to the Borrowers, jointly and severally, from the original principal amount of $1,500,000 to $3,000,000 ("Bridge Loan"), effective as of June 27, 1997, to be evidenced by a promissory note in substantially the form of Exhibit 2.7 attached to the Seventh Amendment (together with any amendments, restatements, replacements or renewals, the "Bridge Loan Note"). The proceeds of the additional $1,500,000 of the Bridge Loan will be advanced to the Borrowers upon their request. The Bridge Loan will bear interest at 1% per annum above the Prime Rate in effect from time to time. Interest on the Bridge Loan will be due and payable monthly on the last business day of each month, beginning March 31, 1997. The principal outstanding under the Bridge Loan shall be due and payable as set forth in the current Bridge Loan Note. Any payments on the Bridge Loan will be applied first to unpaid interest and then to principal, and once repaid, principal may not be reborrowed. So long as there exists any Default or Event of Default, unless otherwise consented to in writing by NBD, all payments received by NBD from the Borrowers generated from operations, rather than from Subordinated Debt or additional equity contributions, will be applied first to the outstanding obligations under the Revolving Loans and Over-Formula Loan before being applied to the Bridge Loan.

          2. Conditions. Notwithstanding any other term of this Seventh Amendment or the Loan Agreement, NBD will not be required to give effect to this Seventh Amendment unless the following conditions have been met:

               a. NBD shall have received a fully executed copy of this Seventh Amendment and the new Bridge Loan Note.



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               b.   NBD shall have received a reaffirmation of the guaranties
          from Medar Canada Ltd. and Maxco, Inc., including a consent to the terms of this Seventh Amendment and agreement to cover the increased amount of the Bridge Loan.

               c. All of the terms and conditions in Section 3.7 of the Loan Agreement continue to be met.


          3. Reaffirmation of Loan Agreement; Conflicts. The parties hereto acknowledge and agree that the terms and provisions of this Seventh Amendment, amend, add to and constitute a part of the Loan Agreement. Except as expressly modified and amended by the terms of this Seventh Amendment, all of the other terms and conditions of the Loan Agreement and all of the documents executed in connection therewith or referred to or incorporated therein, remain in full force and effect and are hereby ratified, confirmed and approved. If there is an express conflict between the terms of this Seventh Amendment and the terms of the Loan Agreement, or any of the other agreements or documents executed in connection therewith or referred to or incorporated therein, the terms of this Seventh Amendment shall govern and control. Any reference in any other document or agreement to the Loan Agreement shall hereafter refer to the Loan Agreement as amended by this Seventh Amendment.

          4. Representations True. The representations and warranties of the Borrowers contained in the Loan Agreement are true on the date hereof and, after giving effect hereto, there does not exist any Default or Event of Default under the Loan Agreement.

          5. Expenses. Borrowers acknowledge and agree that the Borrowers will pay all attorneys' fees and out-of-pocket costs of NBD in connection with or with respect to this Seventh Amendment and the conditions set forth herein.

     IN WITNESS WHEREOF, the Borrowers and NBD have executed the foregoing document by their duly authorized officers as of the day and year first written above.

                                      NBD BANK

                                      By:____________________________
                                      Richard P. Haslinger
                                      Its:  Senior Vice President

                                      and

                                      By:____________________________
                                      Glenn Ansiel
                                      Its:  Assistant Vice President


                                      MEDAR, INC.

                                      By:____________________________
                                      Charles Drake
                                      Its:  President



                                      INTEGRAL VISION LTD.

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                                     By:____________________________
                                           Richard Current
                                           Its:  Company Secretary




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